SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Sections 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 22, 1995

CBC BANCORP, INC.
(Exact name of registrant as specified in its charter)

CONNECTICUT             0-15600         06-1179862
(State or other         (Commission     (I.R.S. Employer
jurisdiction            File Number     Identification No.)
of incorporation


128 AMITY ROAD, WOODBRIDGE, CONNECTICUT         06525
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code  (203) 389-2800


NOT APPLICABLE
(Former name or former address, if changed since last report)

THIS DOCUMENT CONTAINS 2 PAGES

ITEM 5: OTHER MATTERS

As of June 22, 1995, CBC Bancorp, Inc. (the "Company") is in the process of completing steps which will enable its common stock to be quoted on the Over-the-Counter Bulletin Board. The Company was notified by NASDAQ that the Company's common stock will no longer be listed on the NASDAQ SmallCap Market due to listing criteria.

Barbara Van Bergen
Vice President

June 23, 1995